UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2009 (December 31, 2008)
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)
(203) 796-5000
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of Control and Executive Severance Agreements
     Effective as of December 31, 2008, Biodel Inc. (the “Company”) entered into new change of control and executive severance agreements with certain specified employees, including its named executive officers (as used in Instruction 4 to Item 5.02 of Form 8-K) in order to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“409A”).
The change of control agreement and executive severance agreement provide that:
(A) the executive’s annual bonus, if any, will not be permitted to be deferred;
(B) the definition of “good reason” no longer includes notice of non-renewal of the agreement by the Company;
(C) the executive officer will not be considered to have terminated employment for “good reason” unless: (1) the executive officer provides notice to the Company within 90 days of the initial existence of the basis for his or her claim to have “good reason” to terminate his or her employment, (2) the Company fails to remedy the condition that is claimed to constitute “good reason” within 30 days of receiving such notice and (3) the executive’s subsequent termination of employment actually occurs no more than one year following the Company’s receipt of such notice;
(D) if the executive officer is a “specified employee” as of the date of his or her “separation from service” from the Company (as each term is defined in 409A), each installment of severance payments and benefits due to him or her that would be payable before the six month anniversary of his or her separation from service will not be paid until the date that is six months and one day after his or her separation from service, with any installments that accumulate during the six month period being paid in a lump sum on such date and any subsequent installments being paid in installments as set forth in the agreement; and
(E) the term of the agreement will continue through the duration of the executive’s employment with the Company and not expire unless and until there is a termination of employment.
All other terms of the previous form of change of control agreement and form of executive severance agreement remained unchanged.
     The foregoing description is qualified in its entirety by reference to the full text of the form of change of control agreement and the form of executive severance agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.
Employment Agreements

     Effective as of December 31, 2008, the Company entered into new employment agreements with Solomon S. Steiner, its chief executive officer and president and Roderike Pohl, its Vice President, Research.
     Drs. Steiner and Pohl’s employment agreements provide for the changes described above in clauses (C) and (D).
     The foregoing description is qualified in its entirety by reference to the full text of the employment agreements, which are filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index attached hereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009	BIODEL INC.
	By:	/s/ Gerard J. Michel
Gerard J. Michel, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement entered into between the registrant and certain of its executive officers.

10.2	Form of Executive Severance Agreement entered into between the registrant and certain of its executive officers.

10.3	Employment Agreement entered into between the registrant and Solomon S. Steiner, dated December 31, 2008.

10.4	Employment Agreement entered into between the registrant and Roderike Pohl, dated December 31, 2008.

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